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                                  APPENDIX (4)

                  FORM OF AGREEMENT AND PLAN OF REORGANIZATION
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                                  AMSOUTH FUNDS

                        AmSouth Regional Equity Fund and
                               AmSouth Value Fund

                                     FORM OF
                             PLAN OF REORGANIZATION


       This Plan of Reorganization having been approved by the Board of Trustees of AmSouth Funds is made as of November 23, 1999, by AmSouth Funds (the "Plan"). The capitalized terms used herein shall have the meaning ascribed to them in this Plan.

OVERVIEW OF PLAN OF REORGANIZATION

         (1) The AmSouth Regional Equity Fund (the "Regional Equity Fund") will sell, assign, convey, transfer and deliver to the AmSouth Value Fund (the "Value Fund") on the Exchange Date all of the properties and assets existing at the Valuation Time in the Regional Equity Fund. In consideration therefor, the Value Fund shall, on the Exchange Date, assume all of the liabilities of the Regional Equity Fund for a number of full and fractional shares of the Value Fund having an aggregate net asset value equal to the value of the assets of the Regional Equity Fund transferred to the Value Fund on such date less the value of the liabilities of the Regional Equity Fund assumed by the Value Fund on that date. It is intended that the reorganization described in this Plan shall be a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the "Code").

         (2) Upon consummation of the transactions described in paragraph (1) of this Plan, the Regional Equity Fund shall distribute in complete liquidation to its shareholders of record as of the Exchange Date the shares of the Value Fund received by it, each shareholder being entitled to receive the number of such shares of the Value Fund equal to the proportion which the number of shares of beneficial interest of the Regional Equity Fund held by such shareholder bears to the number of such shares of the Regional Equity Fund outstanding on such date.

FACTUAL BASIS OF THE PLAN

         1. (a) AmSouth Funds is a business trust duly established and validly existing under the laws of the Commonwealth of Massachusetts and has power to own all of its properties and assets and to carry out the transactions involved under this Plan. Each of AmSouth Funds, the Regional Equity Fund and the Value Fund has all necessary federal, state and local authorizations to carry on its business as now being conducted and to carry out this Plan.

            (b) AmSouth Funds is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect. The Regional Equity Fund and the Value Fund have elected to qualify and have qualified as regulated investment companies under Part I of Subchapter M of the Code as of and since their first taxable year and the Regional Equity Fund and the Value Fund qualify and intend to continue to qualify as regulated investment companies for the taxable year ending upon their liquidation. The Regional Equity Fund and the Value Fund have been regulated investment companies under such Sections of the Code at all times since their inception.

           (c) The statement of assets and liabilities, statement of operations, and statements of changes in net assets financial highlights and schedule of investments (indicating their market values) for the Regional Equity Fund and the Value Fund for the year ended July 31, 1999, such statements and schedules having been audited by PricewaterhouseCoopers LLP, independent accountants to AmSouth Funds, fairly present the financial position of the Regional Equity Fund and the Value Fund as of such date and said statements of operations and changes in net


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assets and financial highlights fairly reflect the results of operations, changes in net assets and financial highlights for the periods covered thereby in conformity with generally accepted accounting principles.

           (d) The prospectus of each of the Regional Equity Fund and the Value Fund dated December 1, 1999, as filed with the Securities and Exchange Commission (the "Commission") (the Prospectus") and the Statement of Additional Information for AmSouth Funds, dated December 1, 1999, as filed with the Commission, did not as of such date, and will not as of the Exchange Date contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

           (e) There are no material legal, administrative or other proceedings pending or, to the knowledge of AmSouth Funds, the Regional Equity Fund, or the Value Fund, threatened against AmSouth Funds, the Regional Equity Fund or the Value Fund which assert liability on the part of AmSouth Funds, the Regional Equity Fund or the Value Fund.

           (f) The Regional Equity Fund has no known liabilities of a material nature, contingent or otherwise, other than those shown as belonging to it on its statement of assets and liabilities as of July 31, 1999, referred to in
Section 1(c) hereof and those incurred in the ordinary course of AmSouth Funds's business as an investment company since that date.

           (g) As used in this Plan, the term "Investments" shall mean the Regional Equity Fund's investments shown on the schedule of its portfolio investments as of July 31, 1999, referred to in Section 1(c) hereof as supplemented with such changes as AmSouth Funds or the Regional Equity Fund shall make after that date.

           (h) AmSouth Funds and each of the Regional Equity Fund and the Value Fund have filed or will file all federal and state tax returns which, to the knowledge of AmSouth Funds's officers, are required to be filed by AmSouth Funds and each of the Regional Equity Fund and the federal and state taxes shown to be due on said returns or on any Value Fund and have paid or will pay all assessments received by AmSouth Funds or each of the Regional Equity Fund and the Value Fund. All tax liabilities of AmSouth Funds and each of the Regional Equity Fund and the Value Fund have been adequately provided for on its books, and no tax deficiency or liability of AmSouth Funds or either of the Regional Equity Fund and the Value Fund has been asserted, and no question with respect thereto has been raised by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

           (i) At both the Valuation Time and the Exchange Date and except for shareholder approval, AmSouth Funds and the Regional Equity Fund will have full right, power and authority to sell, assign, transfer and deliver the Investments and any other assets and liabilities transferred by it pursuant to this Plan. At the Exchange Date, subject only to the delivery of the shares, Investments and any such other assets and liabilities as contemplated by this Plan, the Value Fund will acquire the Investments and any such other assets subject to no encumbrances, liens or security interests whatsoever and without any restrictions upon the transfer thereof.

           (j) At both the Valuation Time and the Exchange Date, AmSouth Funds and the Value Fund will have full right, power and authority to purchase the Investments and any other assets and assume the liabilities of the Regional Equity Fund to be transferred to it pursuant to this Plan.

           (k) The Regional Equity Fund and the Value Fund are qualified and will at all times through the Exchange Date qualify for taxation as a "regulated investment company" under Sections 851 and 852 of the Code.

           (l) At the Exchange Date, the Regional Equity Fund will have sold such of its assets, if any, as necessary to assure that, after giving effect to the acquisition of its assets pursuant to this Plan, the Value Fund will remain a "diversified company" within the meaning of Section 5(b)(1) of the 1940 Act and in compliance with

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such other mandatory investment restrictions as are set forth in its Prospectus and Statement of Additional Information.

SPECIFICS OF PLAN

2. Reorganization. (a) Subject to the requisite approval of the shareholders of the Regional Equity Fund and to the other terms and conditions contained herein (including the Regional Equity Fund's distribution to its shareholders of all of its investment company taxable income and net capital gain (as described in Section 7(l)), the Regional Equity Fund will sell, assign, convey, transfer and deliver to the Value Fund and the Value Fund will acquire from the Regional Equity Fund, on the Exchange Date all of the Investments and all of the cash and other assets of the Regional Equity Fund in exchange for that number of shares of beneficial interest of the Value Fund provided for in Section 3 and the assumption by the Value Fund of all of the liabilities of the Regional Equity Fund. Pursuant to this Plan, the Regional Equity Fund will, as soon as practicable after the Exchange Date, distribute in liquidation all of the Value Fund's shares received by it to its shareholders in exchange for their shares of beneficial interest of the Regional Equity Fund.

           (b) AmSouth Funds, on behalf of the Regional Equity Fund, will pay or cause to be paid to the Value Fund any interest and cash dividends received by it on or after the Exchange Date with respect to the Investments transferred to the Value Fund hereunder. AmSouth Funds, on behalf of the Regional Equity Fund, will transfer to the Value Fund any rights, stock dividends or other securities received by the Regional Equity Fund after the Exchange Date as stock dividends or other distributions on or with respect to the Investments transferred, which rights, stock dividends and other securities shall be deemed included in the assets transferred to the Value Fund at the Exchange Date and shall not be separately valued, in which case any such distribution that remains unpaid as of the Exchange Date shall be included in the determination of the value of the assets of the Regional Equity Fund acquired by the Value Fund.

3. Exchange Date; Valuation Time. On the Exchange Date, the Value Fund will deliver to the Regional Equity Fund a number of shares of the Value Fund having an aggregate net asset value equal to the value of the assets of the Regional Equity Fund acquired by the Value Fund, less the value of the liabilities of the Regional Equity Fund assumed, determined as hereafter provided in this Section.

            (a) The valuation time shall be 4 pm. (Eastern Time) March 10, 2000, or such earlier or later day as may be established by the proper officers of AmSouth Funds (the "Valuation Time").

            (b) The net asset value of shares of the Value Fund to be delivered to the Regional Equity Fund, the value of the assets of the Regional Equity Fund, and the value of the liabilities of the Regional Equity Fund to be assumed by the Value Fund in each case shall be computed as of the Valuation Time pursuant to the valuation procedures customarily used by AmSouth Funds.

            (c) No formula will be used to adjust the net asset value of the Regional Equity Fund or the Value Fund to take into account differences in realized and unrealized gains and losses.

            (d) AmSouth Funds, on behalf of the Value Fund, shall issue its shares to the Regional Equity Fund on one share deposit receipt registered in the name of the Regional Equity Fund. The Regional Equity Fund shall distribute in liquidation shares of the Value Fund received by it hereunder pro rata to its shareholders by redelivering such share deposit receipt to AmSouth Funds's transfer agent, which will as soon as practicable set up open accounts for each shareholder of the Regional Equity Fund in accordance with written instructions furnished by AmSouth Funds.

            (e) The Value Fund shall assume all liabilities of the Regional Equity Fund, whether accrued or contingent, in connection with the acquisition of assets and subsequent dissolution of the Regional Equity Fund or

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otherwise, except that recourse for assumed liabilities relating to the Regional
Equity Fund will be limited to the Value Fund.

4. Expenses and Fees. (a) All fees and expenses incurred by the Regional Equity Fund and/or the Value Fund as a direct result of the transactions contemplated by this Plan, will be allocated ratably between the two Funds in proportion to their net assets as of the Exchange Date except that (a) the costs of proxy materials and proxy solicitations will be borne by AmSouth Bank and (b) such fees and expenses will be paid by the party directly incurring such expenses if and to the extent that payment by the other party would result in the disqualification of the Value Fund or the Regional Equity, as the case may be, as a "regulated investment company" within the meaning of Section 851 of the Code.

           (b) Notwithstanding any other provisions of this Plan, if for any reason the transaction contemplated by this Plan is not consummated, no entity shall be liable to the other entity for any damages resulting therefrom, including, without limitation, consequential damages.

5. Exchange Date. Delivery of the assets of the Regional Equity Fund to be transferred, assumption of the liabilities of the Regional Equity Fund to be assumed, and the delivery of the Value Fund shares to be issued shall be made at the offices of AmSouth Funds, 3435 Stelzer Road, Columbus, Ohio 43219, at 10:00 a.m. Eastern standard time on the next full business day following the Valuation Time, or at such other time and date established by the proper officers of AmSouth Funds, the date and time upon which such delivery is to take place being referred to herein as the "Exchange Date."

6. Special Meeting of Shareholders: Dissolution. (a) The Regional Equity Fund will call a special meeting of its shareholders as soon as is practicable after the effective date of the registration statement filed with the Commission by AmSouth Funds on Form N-14 relating to the shares of the Value Fund issuable hereunder (the "Registration Statement"), and the proxy statement of the Regional Equity Fund included therein (the "Proxy Statement") for the purpose of considering the sale of all of the assets of the Regional Equity Fund to and the assumption of all of the liabilities of the Regional Equity Fund by the Value Fund as herein provided, adopting this Plan, and authorizing the liquidation and dissolution of the Regional Equity Fund, and it shall be a condition to the obligations of each of the parties hereto that the holders of the shares of beneficial interest of the Regional Equity Fund shall have approved this Plan and the transactions contemplated herein in the manner required by law and AmSouth Funds's Declaration of Trust at such a meeting on or before the Valuation Time.

           (b) The Regional Equity Fund will liquidate and dissolve in the manner provided in AmSouth Funds's Declaration of Trust and in accordance with applicable law, provided that the Regional Equity Fund will not make any distributions of shares of the Value Fund to its shareholders without first paying or adequately providing for the payment of all of its debts, obligations and liabilities.

7. Conditions to Be Met Regarding the Transaction. The intention of AmSouth Funds to consummate the transactions described herein are subject to the following conditions:

           (a) This Plan shall have been adopted and the transactions contemplated hereby, including the liquidation and dissolution of the Regional Equity Fund, shall have been approved by the shareholders of the Regional Equity Fund in the manner required by law.

           (b) The officers of AmSouth Funds shall cause the preparation of a statement of the assets and liabilities of the Regional Equity Fund, with values determined as provided in Section 3, together with a list of Investments with their respective tax costs, all as of the Valuation Time, certified on AmSouth Funds's behalf by its President (or any Vice President) and Treasurer, and a certificate of both such officers, dated the Exchange Date, that there has been no material adverse change in the financial position of the Regional Equity Fund since July 31, 1999.

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other than changes in the Investments since that date or changes in the market value of the Investments, or changes due to net redemptions of shares of the Regional Equity Fund, dividends paid or losses from operations.

            (c) The officers of AmSouth Funds shall cause the preparation of a statement of the Value Fund's net assets, together with a list of portfolio holdings with values determined as provided in Section 3 hereof, all as of the Valuation Time certified on AmSouth Funds's behalf by its President (or any Vice President) and Treasurer.

            (d) The President (or any Vice President) and Treasurer of AmSouth Funds shall certify that as of the Valuation Time and as of the Exchange Date all the elements in Section 1 of this Plan are true and correct in all material respects as if made at and as of such dates and that each of the Regional Equity Fund and the Value Fund has complied with and satisfied all the conditions on its part under the Plan to be performed or satisfied at or prior to such dates.

            (e) AmSouth Funds shall have received a letter from Ernst & Young dated the Exchange Date stating that such firm reviewed (i) the federal and state income tax returns of the Regional Equity Fund related to the year ended JULY 31, 1999, and (ii) to the extent returns have not been prepared or filed, all available information of the Regional Equity Fund for the period from JULY 31, 1999, to the Exchange Date, and that, in the course of such review, nothing came to their attention which caused them to believe that such returns and/or available information did not properly reflect, in all material respects, the federal and state income taxes of the Regional Equity Fund for the periods covered thereby, or that the Regional Equity Fund would not qualify as a regulated investment company for federal income tax purposes.

            (f) There shall not be any material litigation pending with respect to the matters contemplated by this Plan.

            (g) AmSouth Funds shall have received an opinion of Ropes & Gray dated the Exchange Date to the effect that: (i) AmSouth Funds is a business trust duly established and validly existing under the laws of the Commonwealth of Massachusetts, and neither AmSouth Funds, the Regional Equity Fund, nor the Value Fund is, to the knowledge of such counsel, required to qualify to do business as a foreign association in any jurisdiction; (ii) AmSouth Funds and the Regional Equity Fund have power to sell, assign, convey, transfer and deliver the Investments and other assets contemplated hereby and, upon consummation of the transactions contemplated hereby in accordance with the terms of this Plan, AmSouth Funds and the Regional Equity Fund will have duly sold, assigned, conveyed, transferred and delivered such Investments and other assets to the Value Fund; (iii) the adoption of this Plan did not, and the consummation of the transactions contemplated hereby will not, violate AmSouth Funds's Declaration of Trust or Code of Regulations, as amended, or any provision of any agreement known to such counsel to which AmSouth Funds is a party or by which it is bound; (iv) no consent, approval, authorization or order of any court or governmental authority is required for the consummation by AmSouth Funds of the transactions contemplated hereby, except such as have been obtained under the Securities Act of 1933 (the "1933 Act"), the Securities Exchange Act of 1934 ("the 1934 Act") and the 1940 Act; (v) this Plan has been duly authorized, executed and delivered by AmSouth Funds and is a valid and binding obligation of AmSouth Funds; and (vi) the shares of the Value Fund to be delivered to the Regional Equity Fund as provided for by this Plan are duly authorized and upon such delivery will be validly issued and will be fully paid and nonassessable by AmSouth Funds and no shareholder of AmSouth Funds has any preemptive right to subscription or purchase in respect thereof.

            (h) AmSouth Funds shall have received an opinion of Ropes & Gray addressed to AmSouth Funds and dated the Exchange Date to the effect that for Federal income tax purposes: (i) no gain or loss will be recognized by the Regional Equity Fund upon the transfer of the assets and Investments to the Value Fund in exchange for shares of the Value Fund and the assumption by the Value Fund of the liabilities of the Regional Equity Fund or upon the distribution of shares of the Value Fund by the Regional Equity Fund to its shareholders in liquidation; (ii) no gain or loss will be recognized by the shareholders of the Regional Equity Fund upon the exchange of their

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shares for the shares of the Value Fund; (iii) the basis of the shares of the
Value Fund shares a shareholder of the Regional Equity Fund receives in connection with the exchange will be the same as the basis of his or her Regional Equity Fund shares exchanged therefor; (iv) a Regional Equity Fund shareholder's holding period for his or her Value Fund shares will be determined by including the period for which he or she held the shares of the Regional Equity Fund exchanged therefor, provided that he or she held such shares of the Regional Equity Fund as capital assets; (v) no gain or loss will be recognized by the Value Fund upon the receipt of the assets transferred to the Value Fund pursuant to this Plan in exchange for the shares of the Value Fund and the assumption by the Value Fund of the liabilities of the Regional Equity Fund;
(vi) the basis in the hands of the Value Fund of the assets of the Regional Equity Fund will be the same as the basis of the assets in the hands of the Regional Equity Fund immediately prior to the transfer; and (vii) the Value Fund's holding periods of the assets of the Regional Equity Fund will include the period for which such assets were held by the Regional Equity Fund.

           (i) The assets of the Regional Equity Fund to be acquired by the Value Fund will include no assets which the Value Fund, by reason of limitations contained in its Declaration of Trust or of investment restrictions disclosed in its Prospectus in effect on the Exchange Date, may not properly acquire.

           (j) The Registration Statement shall have become effective under the 1933 Act, and no stop order suspending such effectiveness shall have been instituted or to the knowledge of AmSouth Funds, contemplated by the Commission.

           (k) AmSouth Funds shall have received from the Commission such order or orders as Ropes & Gray deems reasonably necessary or desirable under the 1933 Act, the 1934 Act, the 1940 Act in connection with the transactions contemplated hereby, and that all such orders shall be in full force and effect.

           (l) Prior to the Exchange Date, the Regional Equity Fund shall have declared a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to its shareholders all of its investment company taxable income for its taxable years ending on or after July 31, 1999, and on or prior to the Exchange Date (computed without regard to any deduction for dividends paid), and all of its net capital gain realized in each of its taxable years ending on or after July 31, 1999 and on or prior to the Exchange Date (after reduction for any capital loss carryover).

           (m) The custodian of AmSouth Funds shall have delivered to AmSouth Funds a certificate identifying all of the assets of the Regional Equity Fund held by such custodian as of the Valuation Time.

           (n) The transfer agent of AmSouth Funds shall have provided to AmSouth Funds (i) a certificate setting forth the number of shares of the Regional Equity Fund outstanding as of the Valuation Time and (ii) the name and address of each holder of record of any such shares of the Regional Equity Fund and the number and class of shares held of record by each such shareholder.

           (o) AmSouth Funds, on behalf of the Value Fund, shall have executed and delivered an Assumption of Liabilities dated as of the Exchange Date pursuant to which the Value Fund will assume all of the liabilities of the Regional Equity Fund existing at the Valuation Time in connection with the transactions contemplated by this Plan.

           (p) AmSouth Funds, on behalf of the Regional Equity Fund, shall have executed and delivered an instrument of transfer ("Transfer Document") and any other certificates or documents AmSouth Funds may deem necessary or desirable to transfer the Regional Equity Fund's entire right, title and interest in and to the Investments and all other assets of the Regional Equity Fund.


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8. No Broker. There is no person who has dealt with AmSouth Funds, the Regional
Equity Fund or the Value Fund who by reason of such dealings is entitled to any broker's or finder's or other similar fee or commission arising out of the transactions contemplated by this Plan.

9. Termination. AmSouth Funds may, by consent of its Trustees, terminate this Plan, and AmSouth Funds, after consultation with counsel, may modify this Plan in any manner deemed necessary or desirable.

10. Rule 145. Pursuant to Rule 145 under the 1933 Act, AmSouth Funds will, in connection with the issuance of any shares of the Value Fund to any person who at the time of the transaction contemplated hereby is deemed to be an affiliate of a party to the transaction pursuant to Rule 145(c), cause to be affixed upon the certificates issued to such person (if any) a legend as follows:

 THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT TO AMSOUTH FUNDS OR ITS PRINCIPAL UNDERWRITER UNLESS (i) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (ii) IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO AMSOUTH FUNDS SUCH REGISTRATION IS NOT REQUIRED.

and, further, AmSouth Funds will issue stop transfer instructions to AmSouth Funds's transfer agent with respect to such shares.

11. Agreement and Declaration of Trust. Copies of the Agreement and Declaration of Trust of AmSouth Funds and any amendments thereto so filed is on file with the Secretary of State of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the trustees of AmSouth Funds, as trustees and not individually, and that the obligations of this instrument are not binding upon any of the trustees, officers or shareholders of AmSouth Funds individually but are binding only upon the assets and property of AmSouth Funds.

The names "AmSouth Funds" and "Trustees of AmSouth Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust filed on October 1, 1987, as amended, to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of AmSouth Funds entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of Shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.


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